Exhibit 99.1

LEVEL BRANDS, INC. ENTERS INTO A LICENSING AGREEMENT WITH SOCIETY HILL SPIRITS FOR NEW BEAUTY & PIN UPS VODKA LINE

Charlotte, N.C. –February 21, 2018 -- Level Brands, Inc. (NYSE American:LEVB), an innovative marketing and licensing company that provides bold, unconventional and socially responsible branding for leading businesses, announced today that it has entered into a licensing agreement with Society Hill Spirits for a new vodka line for Level Brands’ disruptive women’s products brand, Beauty & Pin Ups.

Beauty & Pin-Ups began as a hair care program for the clients of stylists with Cosmopolitan magazine naming the company one of the beauty industry’s most disruptive brands. The company disrupted the beauty industry when model Katie Meade became the first woman in history with Down Syndrome to secure a major beauty contract and star in a beauty campaign.

Level Brands, a company that is committed to social responsibility, with each partner, client, and licensee supporting its Millennium Development Goals to improve the condition of lives around the world will be supporting causes which empower women and promote gender equality. Beauty & Pin Ups’ Valor hair care line supported veterans-related causes in the past and currently supports Best Buddies International.

The Beauty & Pin Ups vodka line is a premium high quality spirit aimed at the modern and sophisticated woman who leads a busy lifestyle, yet derives much pleasure in organizing house parties, networking events, and other social functions with her peers. As in all Society Hill spirits products, the Beauty & Pin Ups vodka line consists of distinctive formulations which create unique flavor profiles.

“Society Hill is both honored and excited to partner with Level Brands and Beauty & Pin Ups to produce spirits brands that align with the taste and sensibilities of women everywhere,” says Craig Crossley, CEO of Society Hill.

The Beauty & Pin Ups vodka line will launch in Spring 2018 with three specially crafted flavors.

About Level Brands, Inc. (www.LevelBrands.com)

Level Brands creates bold, unconventional and socially responsible branding for leading businesses. With a focus on corporate brand management and consumer products marketing art, beauty, fashion, health & wellness including the beverage space, entertainment, and real estate. Licensed brand marketing is at the core of the Level Brand businesses: Ireland Men One or I'M1, for millennial men and the women who love them; Encore Endeavor One or EE1, corporate brand management and producer of experiential entertainment events and products across multiple platforms; kathy ireland® Health & Wellness; Beauty & Pin-Ups, Level Brands' hair care and disruptive women's products brand.

ABOUT SOCIETLY HILL SPIRITS

Society Hill Spirits, a collaboration between The Crossley Group and Contagious Spirits, is a Dallas-based firm that uses GrainSync, a unique grain matching filtering technology used to produce high-quality liquors. This process creates smooth, ultra-premium tasting spirits that are superbly drinkable for the most discriminating of palates.

Established in 2017, Society Hill Spirits invites lifestyles to converge without apology and everyone to celebrate and engage in their preferred environments. Its all-inclusive marketing approach includes: organic tasting opportunities, on-premise offerings, social media outreach, and affordable retail purchasing.

Society Hill Spirits’ distillery is located in Carrollton, Texas. It will introduce new, premium products in 2018 in addition to its current vodka brands Rapsody and Pirranda.

Forward-Looking Statements

This press release contains certain forward-looking statements that are based upon current expectations and involve certain risks and uncertainties within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Such forward-looking statements can be identified by the use of words such as ''should,'' ''may,'' ''intends,'' ''anticipates,'' ''believes,'' ''estimates,'' ''projects,'' ''forecasts,'' ''expects,'' ''plans,'' and ''proposes.'' These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements, including, without limitation, statements made with respect to expectations of Society Hill’s ability to introduce new products under the terms of the license agreement and the level of any future sales of those products. You are urged to carefully review and consider any cautionary statements and other disclosures, including the statements made under the heading "Risk Factors" in Level Brands, Inc.'s Annual Report on Form 10-K for the fiscal year ended September 30, 2017 as filed with the Securities and Exchange Commission (the "SEC") on December 26, 2017 and our other filings with the SEC. Level Brands, Inc. does not undertake any duty to update any forward-looking statements except as may be required by law.

Contacts:
Guttman Associates PR & Marketing

Rona Menashe, 310-246-4600

Executive Vice President

rona@guttmanpr.com

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